SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) August 9, 2002


                               Netro Corporation
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               (Exact name of Registrant as Specified in Charter)


          Delaware                      000-26963                 77-0395029
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(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


3860 NORTH FIRST STREET, SAN JOSE, CALIFORNIA                           95134
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code     (408) 216-1500
                                                       -------------------------


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)



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Item 7.  Financial Statements and Exhibits

     (c) Exhibits

     99.1 Press Release, dated August 12, 2002.

Item 9.  Regulation FD Disclosure.

     As previously disclosed, on August 2, 2002, Netro Corporation ("Netro") received a "letter of intent" from Wyndcrest Holdings, LLC offering to purchase all of the outstanding shares of Netro for $247 million (approximately $4.04 per share, based upon 61,194,406 shares outstanding as of July 12, 2002), which represented an increase of approximately 0.7% from the prior offer of $4.01 per share, or $245.4 million based upon 61,194,406 shares outstanding as of July 12, 2002. The offer was conditioned upon due diligence.

     In exercising its fiduciary duties, the Board of Directors continues to believe that the proposal is not in a range that reflects the true long-term value of Netro. The Board therefore rejected the proposal as not being in the best interests of Netro's stockholders. Consistent with its fiduciary duties, the Board will also continue to closely monitor the evolving Angel and AirStar markets and the company's business plan, and intends to continue to take such future actions which it believes are in the best interests of the company's stockholders.

     The Board also reiterated its belief that the tender offer represents a prudent and efficient means of providing short-term value and liquidity to stockholders. It allows stockholders that wish to sell their shares, an opportunity to do so at a significant premium to prices prevailing prior to the tender offer, while allowing stockholders who are not interested in selling a chance to retain a larger percentage interest in Netro's business and prospects. In focusing on long-term stockholder value, Netro intends to pursue opportunities to reduce operating costs and increase operating efficiencies.

NETRO'S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER NETRO NOR ITS BOARD OF DIRECTORS NOR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO NETRO'S STOCKHOLDERS WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED.


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Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, political and economic conditions in the countries we do business in, business conditions generally, growth in the telecommunications industry, delays in the expansion of networks by existing customers, the financial condition and strategy of our OEM partners, lower than expected customer orders, competitive pressures, technological difficulties encountered in developing new products, the availability of capital to service providers, the ability to timely adopt the Angel product for the international marketplace, achieving revenues from the Angel product in the second half of 2002, and Netro's ability to manufacture and sell the Angel product on a cost-effective basis. We expressly disclaim any responsibility to update any projections contained herein. Further information regarding these and other risks is included in Netro's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, in Netro's Quarterly Report on Form 10-Q for the three months ended March 31, 2002 and in its other filings with the Securities and Exchange Commission.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 12, 2002                    By: /s/ Sanjay Khare
                                              ----------------------------------
                                              Sanjay Khare
                                              Vice President and Chief Financial
                                              Officer


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                                 Exhibit Index

   99.1   Press Release, dated August 12, 2002.